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Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of DBS Industries, Inc. on Form S-8 (File No. 333-70117) of our report dated May 24, 2002on our audits of the consolidated financial statements of the Company as of December 31, 2001 and 2000, for the years ended December 31, 2001, 2000 and 1999 and for the period from April 25, 1990 (date of inception) to December 31, 2001, which report is included in this 2001 Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 31, 2002